Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

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[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials





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                (Name of Registrant as Specified In Its Charter)


                             Everest Re Group, Ltd.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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     or the form or schedule and the date of its filing.

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

                             EVEREST RE GROUP, LTD.

                                   ----------

                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 22, 2003

  TO THE SHAREHOLDERS OF EVEREST RE GROUP, LTD.:


     The Annual General Meeting of Shareholders of Everest Re Group, Ltd. (the "Company"), a Bermuda company, will be held at the Royal Pavilion Hotel, Porters, St. James, Barbados on Wednesday, May 22, 2003 at 11:00 a.m., for the following purposes:

     1. To elect three Class I directors of the Company, each to serve for a three-year period to expire at the 2006 Annual General Meeting of Shareholders or until such director's successor shall have been duly elected or appointed or until such director's office is otherwise vacated.

     2. To appoint PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending December 31, 2003 and authorize the Board of Directors of the Company acting by the Audit Committee of the Board of Directors to set the fees for the independent auditors.

     3. To consider and approve the Everest Re Group, Ltd. 2003 Non-Employee Director Equity Compensation Plan as described in the accompanying Proxy Statement.

     4. To consider and act upon any other business, if any, as may properly come before the meeting and any and all adjournments thereof.

     The Company's financial statements for the year ended December 31, 2002 together with the report of the Company's auditor in respect of these financial statements, as approved by the Company's Board of Directors, will be presented at this Annual General Meeting.

     Only shareholders of record, as shown by the transfer books (Register of Members) of the Company, at the close of business on March 27, 2003 are entitled to notice of, and to vote at, the Annual General Meeting.

     You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed proxy and return it promptly in the postage prepaid envelope provided for that purpose.



                                          By Order of the Board of Directors
                                          Joseph A. Gervasi, Secretary

April 11, 2003
Hamilton, Bermuda

                             EVEREST RE GROUP, LTD.

                                 PROXY STATEMENT

                                   ----------

                     ANNUAL GENERAL MEETING OF SHAREHOLDERS

                                  MAY 22, 2003

     The enclosed Proxy Card is being solicited on behalf of the Board of Directors (the "Board") for use at the 2003 Annual General Meeting of Shareholders of Everest Re Group, Ltd., a Bermuda company (the "Company"), to be held on May 22, 2003, and at any adjournment thereof. It may be revoked at any time before it is exercised by giving a later-dated proxy, notifying the Secretary of the Company in writing at the Company's registered office at
Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, or by voting in person at the Annual General Meeting. All shares represented at the meeting by properly executed proxies will be voted as specified and, unless otherwise specified, will be voted: (1) for the election of Martin Abrahams, John R. Dunne and John A. Weber as directors; (2) for the appointment of PricewaterhouseCoopers LLP as independent auditors and for authorizing the Board of Directors of the Company acting by the Audit Committee of the Board to set the fees for the independent auditors; and (3) for the approval of the Everest Re Group, Ltd. 2003 Non-Employee Director Equity Compensation Plan.

     Only shareholders of record at the close of business on March 27, 2003 will be entitled to vote at the meeting. On that date, 51,360,643 Common Shares, par value $.01 per share ("Common Shares"), were outstanding and entitled to vote including 452,000 Common Shares held by Everest Reinsurance Holdings, Inc., a subsidiary of the Company ("Everest Holdings"). Except as may be provided in the Company's Bye-Laws, where voting is by poll, each Common Share is entitled to one vote.

     The election of each nominee for director, and the approval of all other matters to be voted upon at the Annual General Meeting, require the affirmative vote of a majority of the votes cast at the Annual General Meeting, provided there is a quorum (consisting of not less than two persons present in person or by proxy holding in excess of 50% of the issued and outstanding Common Shares entitled to attend and vote at the Annual General Meeting). The Company has appointed inspectors of election to count votes cast in person or by proxy. Common Shares owned by shareholders who are present in person or by proxy at the Annual General Meeting but who elect to abstain from voting will be counted towards the presence of a quorum. However, such Common Shares, and Common Shares owned by shareholders and not voted in person or by proxy at the Annual General Meeting (including "broker non-votes"), will not be counted towards the majority needed to elect a director or approve any other matter before the shareholders and thus will have no effect on the outcome of those votes.

     This Proxy Statement, the attached Notice of Annual General Meeting, the Annual Report of the Company for the year ended December 31, 2002 (including financial statements) and the enclosed Proxy Card are first being mailed to the Company's shareholders on or about April 11, 2003.

     On February 24, 2000, the Company became the holding company for Everest Holdings and its subsidiaries in connection with a restructuring. As a result, all references in this document to the Company prior to February 24, 2000 refer to Everest Holdings and all references to the Common Shares prior to February 24, 2000 refer to the common stock of Everest Holdings.

     All references in this document to "$" or "dollars" are references to the currency of the United States of America.

     The Company knows of no specific matter to be brought before the Annual General Meeting that is not referred to in the attached Notice of Annual General Meeting of Shareholders and this Proxy Statement. If any such matter comes before the meeting, including any shareholder proposal properly made, the proxy holders will vote proxies in accordance with their best judgment with respect to such matters. To be properly made, a shareholder proposal must comply with the Company's Bye-Laws and, in order for any matter to come before the meeting, it must relate to matters referred to in the attached Notice of Annual General Meeting.

                      PROPOSAL NO. 1--ELECTION OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE DIRECTOR NOMINEES DESCRIBED BELOW. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

     The Company's Bye-Laws provide for the division of the Board into three classes, with the directors in each class serving for a term of three years. At the 2003 Annual General Meeting, three nominees for Class I director positions are to be elected to serve until the 2006 Annual General Meeting of Shareholders or until their successors are elected and qualified or until such director's office is otherwise vacated. None of the nominees are current or former employees of the Company. Mr. Abrahams and Mr. Dunne are currently Class I directors of the Company. At its regularly scheduled meeting on February 25, 2003 and in accordance with the Company's Bye-Laws, as approved by the shareholders at the 2000 Annual General Meeting, the Company's Board of Directors increased the number of Class I director positions from two to three and simultaneously increased the total number of director positions from six to seven. These additions were recommended to the Board by its Nominating and Governance Committee, which is composed entirely of independent directors. In addition, the Nominating and Governance Committee recommended to the Board of Directors the nominations of Mr. Abrahams, Mr. Dunne and Mr. Weber as Class I directors for the shareholders' consideration at the 2003 Annual General Meeting. The Class II director positions will be subject to election at the 2004 Annual General Meeting and the Class III directors will be subject to election at the 2005 Annual General Meeting.

     All nominees have accepted their nominations for the Class I director positions. It is not expected that any of the nominees will become unavailable for election as a director, but if any nominee should become unavailable prior to the meeting, proxies will be voted for such persons as the Board shall recommend, unless the Board reduces the number of directors accordingly. There are no arrangements or understandings between any director and any other person pursuant to which such person was selected as a director or nominee.

INFORMATION CONCERNING NOMINEES

     The following information has been furnished by the respective nominees for election of Class I directors for a term expiring in 2006.

     MARTIN ABRAHAMS, 70, became a Class I director of the Company on March 12, 1996 and served as a director of Everest Reinsurance Company, a wholly owned subsidiary of the Company ("Everest Re"), from March 1996 to February 2000. Mr. Abrahams, currently retired, served with the accounting firm of Coopers & Lybrand L.L.P. from 1957 and was a partner in that firm from 1969 to 1995.

     JOHN R. DUNNE, 73, became a Class I director of the Company on June 10, 1996 and served as a director of Everest Re from June 1996 to February 2000. Mr. Dunne, an attorney and member of the bar of both New York and the District of Columbia, has since 1994 been counsel to the law firm of Whiteman, Osterman & Hanna in Albany, New York. Mr. Dunne was a director of CGU Corporation, an insurance holding company, from 1993 until 2001. Mr. Dunne was counsel to the Washington, D.C. law firm of Bayh, Connaughton & Malone from 1993 to 1994. From 1990 to 1993, he served as an Assistant Attorney General at the United States Department of Justice. From 1966 to 1989, Mr. Dunne served as a New York State Senator while concurrently practicing law as a partner in New York law firms.

     JOHN A. WEBER, 58, is nominated to become a new Class I director. Since December 2002, he has been the Managing Partner of Copley Square Capital Management, LLC, a private partnership and SEC-registered investment advisor which provides investment management and strategic advisory services to institutions. From 1990 through 2002, Mr. Weber was affiliated with One Beacon Insurance Group LLC (formerly known as CGU Corporation) and its predecessor companies. During that affiliation, he became the Managing Director and Chief Investment Officer of One

Beacon Insurance Companies and the President of One Beacon Asset Management, Inc. (formerly known as CGU Asset Management, Inc.). From 1988 through 1990, Mr. Weber was the Chief Investment Officer for Provident Life Accident Insurance Company and from 1972 through 1988 was associated with Connecticut Mutual Life Insurance Company ("Connecticut Mutual") and its affiliate, State House Capital Management Company ("State House"), eventually serving as Senior Vice President of Connecticut Mutual and President of State House.

INFORMATION CONCERNING CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

     The following information has been furnished by those directors whose terms of office will continue after the Annual General Meeting and by the other executive officers.

     KENNETH J. DUFFY, 73, became a Class II director of the Company on March 12, 1996 and served as a director of Everest Re from March 1996 to February 2000. Mr. Duffy is a retired insurance executive. He served with the insurance holding company, Commercial Union Corporation, and its parent company, CGU plc, from 1948 until his retirement in 1999. He was President and Chief Executive Officer of Commercial Union Corporation from January 1985 to January 1995, Chairman and Chief Executive Officer from January 1993 to January 1995, Chairman from January 1995 to October 1998 and Senior Advisor to CGU plc from October 1998 to December 1999. Until December 1999, he was also a director of Commercial Union Canada Holdings, Ltd. and the President and a director of Curepool (Bermuda) Ltd. He is also a vice president of the Insurance Institute of London and a fellow of the Institute of Risk Management.

     JOSEPH V. TARANTO, 54, a Class II director, became Chairman of the Board and Chief Executive Officer of the Company and Everest Re on October 17, 1994 and served as President of both companies from December 1994 until Mr. Gallagher's election as President on February 24, 1997. Mr. Taranto also serves as a director and Chairman and Chief Executive Officer of Everest Holdings, as a director and Chairman of Everest Reinsurance (Bermuda), Ltd. ("Bermuda Re") and as a director of Everest Re. Mr. Taranto was a director and President of Transatlantic Holdings, Inc. and a director and President of Transatlantic Reinsurance Company and Putnam Reinsurance Company (both subsidiaries of Transatlantic Holdings, Inc.) from 1986 to 1994.

     THOMAS J. GALLAGHER, 54, became a Class III director of the Company on March 13, 1996. Mr. Gallagher also serves as a director of Everest Re, having first been elected to that position in 1987. Elected President and Chief Operating Officer of both the Company and Everest Re on February 24, 1997, Mr. Gallagher had been Executive Vice President of both companies since December 1995 and a Senior Vice President of the Company since 1994 and of Everest Re since 1989. Since joining Everest Re in 1975, he has served as an underwriter in the facultative and treaty departments, as vice president in charge of the facultative department and as vice president in charge of the treaty casualty department. Mr. Gallagher also serves as Deputy Chairman of the Company, as a director and President of Everest Holdings, as a director and Deputy Chairman of Bermuda Re, as a director and Chairman of Everest Global Services, Inc. ("Everest Global"), as a director and Chairman of Everest National Insurance Company ("Everest National"), as a director and Chairman of Everest Insurance
Company of Canada ("EVCAN"), as a director and Chairman of Mt. McKinley Insurance Company ("Mt. McKinley"), as a director and Chairman and Chief Executive Officer of Everest Indemnity Insurance Company ("Everest Indemnity"), as a director of WorkCare Southeast, Inc. ("WorkCare Southeast") and WorkCare Southeast of Georgia, Inc. ("WorkCare Georgia") and Everest Security Insurance Company ("Everest Security") (f/k/a Southeastern Security Insurance Company) all of which are subsidiaries of the Company.

     WILLIAM F. GALTNEY, JR., 50, became a Class III director of the Company on March 12, 1996 and served as a director of Everest Re from March 1996 to February 2000. Mr. Galtney is currently President of Gallagher Healthcare Insurance Services, Inc. ("GHIS"), which is a wholly-owned subsidiary of Arthur
J. Gallagher & Co. Mr. Galtney had been the Chairman and Chief Executive Officer since 1983 of Healthcare Insurance Services, Inc. ("HIS") (predecessor to GHIS), a managing general and surplus lines agency previously indirectly owned by The Galtney Group, Inc. ("GGI"). GGI is a company 45% owned by Mr. Galtney and of which he is also Chairman and Chief Executive Officer. Mr. Galtney was also a director of Mutual Risk Management Ltd. until March 2002.

     STEPHEN L. LIMAURO, 51, is an Executive Vice President and the Chief Financial Officer of the Company. He served as Comptroller of the Company from September 25, 1997 until November 6, 2001. He served as Comptroller of Everest Re from September 25, 1997 until August 29, 2001. He served as Treasurer of the Company from November 17, 1999 until November 6, 2001 and Treasurer of Everest Re from November 17, 1999 until August 6, 2001. He became Executive Vice President of the Company and Everest Re on September 21, 2000. He became a Senior Vice President of the Company and Everest Re on February 23, 1999. He served as Assistant Comptroller of Everest Re from June 20, 1988 until September 25, 1997. From May 1995 until September 1997, he was Vice President, Treasurer and Assistant Comptroller of the Company. Mr. Limauro is also a director, Executive Vice President, and Chief Financial Officer of Everest Re and Everest Holdings, a director of Bermuda Re, Everest National and Everest Indemnity, a director and Chairman of Everest Re Advisors, Ltd. ("Everest Re Advisors"), a Bermuda subsidiary of the Company, and a director of Everest Advisors (Ireland) Limited ("Everest Ireland"), an Irish subsidiary of Everest Re Advisors. He also serves as a director and Treasurer of EVCAN. He serves as a director and Chairman of Everest Re Holdings, Ltd. ("ERHL"), a subsidiary of Everest Re, and director and President of Everest Global and is Chief Financial Officer of WorkCare Southeast and WorkCare Georgia. He is also a director of Bermuda Re and Everest International Reinsurance, Ltd. ("Everest International") (f/k/a AFC Re Ltd.), which are subsidiaries of the Company. Mr. Limauro serves as a director of Mt. McKinley and Everest Security, which are subsidiaries of the Company. He also serves as a trustee of Everest Re Capital Trust, which is a Delaware statutory trust. Prior to the restructuring, he was a director and Chairman of the Company.

     PETER J. BENNETT, 51, became a Senior Vice President of the Company on May 23, 2000. He serves as director and Chief Executive Officer of Bermuda Re, a director of ERHL and Everest Re Advisors and is director and Chairman of Everest International. Mr. Bennett was President of Citadel Group Representatives, Inc. and Managing Director of Citadel Group Representatives, Limited (both of which were representatives of Citadel Reinsurance Company Limited) from 1985 to 1987 and from 1990 to 2000.

     KEITH T. SHOEMAKER, 47, became Comptroller of the Company on November 6, 2001 and became the Principal Accounting Officer on July 30, 2002. He also serves as Vice President and Comptroller of Everest Holdings, ERHL, Everest Re, Everest Global and Mt. McKinley as well as Assistant Comptroller of Everest National, Everest Indemnity, Everest Security, WorkCare Southeast, WorkCare Georgia and Mt. McKinley Managers, L.L.C. ("Mt. McKinley Managers") and is Assistant Controller of EVCAN. Mr. Shoemaker was Vice President and Controller of Selective Insurance Company from 1999 to 2001 and served as Vice President of the National Council on Compensation Insurance from 1992 to 1999.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board conducts its business through its meetings and meetings of its committees. Four meetings of the Board were held in 2002. No director, either in person or through an alternate director appointment as permitted under Bermuda law, attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which the director served. The Board currently maintains Audit, Nominating and Governance and Compensation Committees.

     AUDIT COMMITTEE

     The principal purpose of the Company's Audit Committee is to oversee the integrity of the Company's financial statements and the Company's compliance with legal and regulatory requirements, to oversee the independent auditor, to evaluate the independent auditor's qualifications and independence and to oversee the performance of the Company's internal audit function. The Audit Committee meets separately and together with the Company's management, director of internal audit and the independent auditors to review the Company's internal controls and financial statements, audit findings and significant accounting and reporting issues. The Board has adopted a Charter for the Audit Committee and intends to revise that Charter as necessary to comply with all applicable laws.

     The members of the Audit Committee are Mr. Abrahams, Mr. Duffy and Mr. Dunne, none of whom are current or former employees or officers of the Company and all of whom meet the independence standards of the New York Stock Exchange ("NYSE"). At least one of the members qualifies as an "audit committee financial expert" as defined by the SEC under Section 407 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"). Mr. Dunne serves as Chairman of the Audit Committee. The Audit Committee held four meetings in 2002.

     COMPENSATION COMMITTEE

     The Compensation Committee exercises authority with respect to all compensation and benefits afforded all officers at the Senior Vice President level and above, the Designated Executive Officers (as defined herein), and the Company's Chief Financial Officer, Comptroller, Treasurer and Secretary. The Compensation Committee also has oversight responsibilities for all of the Company's broad-based compensation and benefit programs, including administration of the Company's Annual Incentive Plan, the 1995 Stock Incentive Plan, the 2002 Stock Incentive Plan and the Executive Performance Annual Incentive Plan. The Compensation Committee adopted a Charter on November 21, 2002.

     The current members of the Compensation Committee are Mr. Abrahams, Mr. Duffy and Mr. Dunne, none of whom are current or former employees or officers of the Company. Mr. Duffy serves as Chairman of the Compensation Committee. The Compensation Committee held four meetings in 2002.

     NOMINATING AND GOVERNANCE COMMITTEE

     The Nominating and Governance Committee was established by the Board on November 21, 2002 with authority and responsibility to identify and recommend qualified individuals to be nominated as directors of the Company and to develop and recommend to the Board the Corporate Governance Guidelines applicable to the Company. The Nominating and Governance Committee will consider a shareholder's nominee for director who is proposed in accordance with the procedures set forth in the Company's Bye-Laws. The Bye-Laws require that written notice of a shareholder's intent to make such a nomination at the 2004 Annual General Meeting of Shareholders must be received by the Secretary of the Company between November 13, 2003 and December 13, 2003. The current members of the Nominating and Governance Committee are Mr. Abrahams, Mr. Duffy and Mr. Dunne, none of whom are current or former employees or officers of the Company. Mr. Abrahams currently serves as Chairman of the Nominating and Governance Committee. The Nominating and Governance Committee held no meetings in 2002.

COMMON SHARE OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the beneficial ownership of Common Shares as of March 27, 2003 by the directors of the Company and the nominee to the Board, by the Designated Executive Officers listed in the Summary Compensation Table and by all directors and executive officers of the Company as a group. Information in this table was furnished to the Company by the respective directors and Designated Executive Officers. Unless otherwise indicated in a footnote, each person listed in the table possesses sole voting power and sole dispositive power with respect to the shares shown in the table as owned by that person.

                                                AMOUNT AND NATURE OF  PERCENT OF
         NAME OF BENEFICIAL OWNER               BENEFICIAL OWNERSHIP  CLASS (11)
         -----------------------                --------------------  ----------
         Martin Abrahams ......................       26,385(1)           *
         Kenneth J. Duffy .....................       25,685(2)           *
         John R. Dunne ........................       25,505(3)           *
         Thomas J. Gallagher ..................      172,527(4)           *
         William F. Galtney, Jr. ..............      166,785(5)           *
         Joseph V. Taranto ....................      739,142(6)          1.44
         John A. Weber ........................            0              *
         Stephen L. Limauro ...................       35,805(7)           *
         Keith T. Shoemaker ...................        1,000(8)           *
         Peter J. Bennett .....................       13,000(9)           *
         All directors and executive
         officers  as a group (10 persons) ....    1,205,834(10)         2.35

----------

* Less than 1%

(1) Includes 19,556 shares issuable upon the exercise of stock options exercisable within 60 days of March 27, 2003 and 6,829 shares held in the Martin Abrahams Revocable Trust.

(2) Includes 19,556 shares issuable upon the exercise of stock options exercisable within 60 days of March 27, 2003.

(3) Includes 19,376 shares issuable upon the exercise of stock options exercisable within 60 days of March 27, 2003.

(4) Includes 162,900 shares issuable upon the exercise of stock options exercisable within 60 days of March 27, 2003.

(5) Includes 141,600 shares owned by Galtney Family Investors, Ltd., a limited partnership in which Mr. Galtney maintains a beneficial ownership and for which he serves as the General Partner. Also includes 19,556 shares issuable upon the exercise of stock options exercisable within 60 days of March 27, 2003.

(6) Includes 449,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 27, 2003. Excludes 452,000 Common Shares held by Everest Holdings over which Mr. Taranto has voting and dispositive power. Mr. Taranto disclaims beneficial ownership of the Common Shares held by Everest Holdings.

(7) Includes 1,800 shares of restricted stock issued to Mr. Limauro under the Company's 1995 Stock Incentive Plan, which may not be sold or transferred until the vesting requirements have been satisfied. Also includes 32,600 shares issuable upon the exercise of stock options exercisable within 60 days of March 27, 2003.

(8)  Includes  1,000  shares   issuable  upon  the  exercise  of  stock  options
     exercisable within 60 days of March 27, 2003

(9) Includes 13,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 27, 2003.

(10) Includes 736,544 shares issuable upon the exercise of stock options exercisable within 60 days of March 27, 2003.

(11) Based on 51,360,643 total Common Shares outstanding and entitled to vote as of March 27, 2003.

PRINCIPAL HOLDERS OF COMMON SHARES

     To the best of the Company's knowledge, the only beneficial owner of more than 5% of the outstanding Common Shares as of December 31, 2002 is set forth below. This table is based on information provided in a Schedule 13G filed with the SEC by the party listed in the table.

                                                   NUMBER OF SHARES   PERCENT OF
         NAME AND ADDRESS OF BENEFICIAL OWNER     BENEFICIALLY OWNED     CLASS
         ----------------------------------       ------------------  ---------
         FMR Corp.                                  5,159,750 (1)       10.142%
         82 Devonshire Street
         Boston , Massachusetts 02109

----------
(1) FMR Corp. reports in its Schedule 13G that it has sole voting power with respect to 230,950 Common Shares and sole dispositive power with respect to 5,159,750 Common Shares.

DIRECTORS' COMPENSATION

     Each member of the Board who is not otherwise affiliated with the Company as an employee and/or officer (each, a "Non-Employee Director") was compensated in 2002 for services as a director and was also reimbursed for out-of-pocket expenses associated with each meeting attended. The annual compensation for 2002 of the Non-Employee Directors consisted of cash and stock having an aggregate value of $50,000. This compensation was paid in four installments: three issuances of Common Shares that were not under any shareholder-approved plan and one cash payment. The three stock issuances to each Non-Employee Director were in respect of services provided during the fourth quarter of 2001 and the first and second quarters of 2002. The cash payment of $12,500 to each Non-Employee Director was in respect of services rendered for the third quarter of 2002. Following the issuance by the NYSE of its Corporate Governance Rule Proposals submitted to the SEC on August 16, 2002, the Company ceased making equity-based compensation payments to the Non-Employee Directors and has made all subsequent compensation payments to Non-Employee Directors in cash. In the event the 2003 Non-Employee Director Equity Compensation Plan (the "Plan") is approved by the shareholders at the 2003 Annual General Meeting (see Proposal Number 3 below, "Approval of Everest Re Group, Ltd. 2003 Non-Employee Director Equity Compensation Plan"), the Non-Employee Directors may elect to receive their cash compensation in the form of stock in the amount as determined under the Plan.

     Compensating the Non-Employee Directors with Common Shares is intended to align their interests with those of the Company's shareholders. The value of Common Shares issued is calculated based on the average of the highest and lowest sale prices of the Common Shares on each installment date or, if no sale is reported for that day, the next preceding day for which there is a reported sale. In 2002, each of the Non-Employee Directors was issued a total of 562 shares as compensation for his services as a director in accordance with this procedure. As of January 1, 2003, the value of those shares for each Non-Employee director was $31,079 based upon the NYSE closing price of a Common Share on December 31, 2002 of $55.30.

     The Company adopted the 1995 Stock Option Plan for Non-Employee Directors (the "Directors' Plan"), which is designed to maintain the Company's ability to attract and retain the services of experienced and highly qualified outside directors and to create in those directors a proprietary interest in the Company's continued success. Each of the Non-Employee Directors on the Board is awarded options to purchase that number of Common Shares equal to $50,000 divided by the fair market value of such shares as of the date he is initially appointed to the Board, with an exercise price equal to that fair market value. As defined in the Directors' Plan, the fair market value is determined by averaging the highest and lowest trading prices of the Common Shares on the date of the option award. This Directors' Plan, which was approved by the shareholders on May 23, 1996, will remain in effect regardless of whether the shareholders approve the 2003 Non-Employee Director Plan at the 2003 Annual General Meeting.

     Upon their initial appointment to the Board on March 12, 1996, Mr. Abrahams, Mr. Duffy and Mr. Galtney were each granted options to purchase 2,216 Common Shares at an exercise price of $22.5625 per share. Upon his initial appointment to the Board on June 10, 1996, Mr. Dunne was granted options to purchase 2,036 Common Shares at an exercise price of $24.5625 per share. In the event that he is elected a Class I Director at the 2003 Annual General Meeting of Shareholders, in accordance with the Directors' Plan, Mr. Weber will be granted the number of options whose total fair market value on the date of election will equal $50,000.

COMPENSATION OF EXECUTIVE OFFICERS

     SUMMARY COMPENSATION TABLE

     The following table sets forth compensation paid or accrued for the last three fiscal years with respect to the Company's Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers as of December 31, 2002 (the "Designated Executive
Officers"),   for  services   rendered  by  them  to  the  Company  and  to  its
subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                       ANNUAL COMPENSATION                               AWARDS
                                     -----------------------                   --------------------------
                                                                                 RESTRICTED    SECURITIES    ALL OTHER
                                                               OTHER ANNUAL         STOCK      UNDERLYING  COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR    SALARY($)  BONUS ($)(2)  COMPENSATION(3)  AWARD(S)($)(4)  OPTIONS(#)      ($)(5)
---------------------------  ----    ---------  ------------  ---------------  --------------  ----------  ------------
Joseph V. Taranto            2002   $1,000,000   $1,600,000         --               --          100,000      $31,158
  Chairman of the Board      2001    1,000,000    1,400,000         --               --          200,000       31,050
  and Chief Executive        2000    1,000,000    1,400,000         --               --          100,000       31,050
  Officer

Thomas J. Gallagher          2002      423,012      400,000         --               --           16,500       13,848
  President and Chief        2001      415,385      365,000         --               --           33,000       13,512
  Operating Officer          2000      377,308      350,000         --               --           33,000       12,369

Stephen L. Limauro           2002      254,462      250,000         --               --           25,000        8,686
  Executive Vice President   2001      241,539      200,000         --               --           12,000        8,259
  and Chief                  2000      202,377      175,000         --            $141,750        10,000        6,917
  Financial Officer

Keith T. Shoemaker (1)       2002      166,154       50,000         --               --            5,000        2,514
  Comptroller and            2001       55,385       25,000         --               --            5,000          221
  Principal Accounting       2000           --           --         --               --               --           --
  Officer

Peter J. Bennett             2002      268,577      100,000       78,120             --               --       15,021
  Senior Vice President of   2001      259,615       80,000       70,859             --            5,000       14,481
  Everest Re Group, Ltd.     2000      152,885      100,000       55,223             --           20,000        5,663
  and Managing Director
  and Chief Executive
  Officer of Bermuda Re

----------
(1) Mr. Shoemaker commenced employment with the Company on August 27, 2001. He became Principal Accounting Officer on July 30, 2002.

(2) Represents compensation earned by the Designated Executive Officers pursuant to the Company's Annual Incentive Plan. The amounts shown for Mr. Taranto were awarded pursuant to the Executive Performance Annual Incentive Plan.

(3) The amounts reported for 2002 and 2001 include $60,000 and $55,000, respectively, as housing allowance under the terms of Mr. Bennett's employment agreement and $18,120 and $15,859, respectively, in payment of taxes. The amount reported for 2000 includes $40,000 paid to Mr. Bennett as a housing allowance, $14,222 in payment of taxes and $1,001 in reimbursement of expenses incurred by him to move household items to Bermuda.

(4) The amount reported represents the value of the Common Shares underlying the restricted stock at the date of grant, without taking into account any diminution in value attributable to the restrictions on such stock. An award of 3,000 shares of restricted stock was made to Mr. Limauro on September 21, 2000. The closing price of a Common Share on the NYSE on that date was $47.25. This restricted stock award vests at the rate of 20% per year over a five-year period. As of December 31, 2002, Mr. Limauro held 1,800 restricted Common Shares valued at $99,540, based on $55.30 as the closing price of a Common Share on the NYSE on December 31, 2002. Dividends are paid quarterly on these restricted Common Shares at the same rate as dividends are paid on Common Shares held by public shareholders.

(5) The amount reported for 2002 represents: (i) the following term life and accidental death and dismemberment insurance premiums paid by the Company on behalf of the Designated Executive Officers: (a) Mr. Taranto-$1,158, (b) Mr. Gallagher-$1,158, (c) Mr. Limauro-$1,152, (d) Mr. Shoemaker-$769 and
     (e) Mr. Bennett-$1,592; (ii) the following employer contributions to qualified and non-qualified employee savings plans: (a) Mr. Taranto-$30,000, (b) Mr. Gallagher-$12,690, (c) Mr. Limauro-$7,534, (d) Mr.
     Shoemaker-$1,745; and (iii) the following employer contribution to a qualified savings plan: Mr. Bennett-$13,429. STOCK OPTION GRANTS

     The following table sets forth certain information concerning stock options granted under the Company's 2002 Stock Incentive Plan during 2002 to the Designated Executive Officers.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                             INDIVIDUAL GRANTS
                                ----------------------------------------------------------------------------
                                   NUMBER OF      % OF TOTAL
                                  SECURITIES     OPTIONS/SARS
                                  UNDERLYING      GRANTED TO     EXERCISE OR                    GRANT DATE
                                 OPTIONS/SARS    EMPLOYEES IN    BASE PRICE     EXPIRATION     PRESENT VALUE
             NAME               GRANTED (#)(1)  FISCAL YEAR(2)     ($/SH)        DATE (3)         ($)(4)
            -------             --------------  --------------   -----------    ----------     -------------
Joseph V. Taranto ............      100,000         20.96%         $55.595       09/26/12       $2,057,840
Thomas J. Gallagher ..........       16,500          3.46           55.595       09/26/12          339,544
Stephen L. Limauro ...........       25,000          5.24           55.595       09/26/12          514,460
Keith T. Shoemaker ...........        5,000          1.05           55.595       09/26/12          102,892
Peter J. Bennett .............           --            --              --              --               --

----------

(1) Represents non-qualified stock options granted to Mr. Taranto, Mr. Gallagher, Mr. Limauro and Mr. Shoemaker on September 26, 2002, all of which become exercisable in 20% installments each year commencing with the first anniversary of the grant date, as long as employment with the Company or its subsidiaries continues. These stock options were granted with an exercise price equal to 100% of the fair market value of a Common Share on the date of grant. No SARs were granted in 2002.

(2) Based upon 477,000 non-qualified stock options granted to all employees in 2002.

(3) Exercisable options expire unless exercised within three years following termination of employment due to retirement, disability or death or within three months following termination of employment due to resignation or dismissal. Generally, if employment terminates because of death, retirement upon attaining age 65 or because of disability, unexercisable options become immediately exercisable until the earlier of: (a) three years after death or such termination; or (b) ten years from the date of grant.

(4) The grant date present value of each option grant is estimated as of the date of grant using the Black-Scholes option pricing model, modified to include dividends, with the following assumptions: (a) Expected Volatility--The annualized standard deviation of the continuously compounded rate of return on the underlying stock, based on the closing price observations for the twelve-month period ended December 31, 2002, which was 29.326499%.

     (b) Risk Free Rate of Return--The rate available, on the date of grant, on zero-coupon U.S. government issues with a remaining term comparable to the expected life of the options as reported over the Bloomberg wire service, which was 3.34%.

     (c) Dividend Yield--The yield calculated by dividing the estimated annualized dividend rate of the Common Shares in the amount of $.28 per share by the weighted average fair market value of the stock on the date of grant, which resulted in an assumed dividend yield of 0.57%.

     (d) Expected Life--The average length of time before assumed exercise reflecting vesting provisions and maximum exercise period, which was 7.29 years.

STOCK OPTION EXERCISES AND OPTION VALUES

     The following table sets forth certain information concerning the number and value of unexercised stock options at the end of 2002 held by the Designated Executive Officers.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                           SHARES                           OPTIONS/SARS            IN-THE-MONEY OPTIONS/SARS
                         ACQUIRED ON      VALUE             AT FY-END(#)                AT FY-END ($)(1)
NAME                     EXERCISE(#)   REALIZED($)    EXERCISABLE   UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
----                     -----------   -----------    -----------   -------------  -----------   -------------
Joseph V. Taranto            0             0            373,000        382,000      $7,076,060     $3,045,062
Thomas J. Gallagher          0             0            150,300         80,200       3,930,540      1,146,343
Stephen L. Limauro           0             0             29,000         45,000         686,649        339,554
Keith T. Shoemaker           0             0              1,000          9,000           6,760         27,040
Peter J. Bennett             0             0              9,000         16,000         170,920        273,280

----------
(1) Based on the year-end fair market value of Common Shares of $54.77, which is calculated by averaging the high and low trading prices on December 31, 2002 on the NYSE. The value of the options is computed by subtracting the exercise prices of the options from their fair market values and multiplying the difference by the number of shares underlying the options at the applicable exercise prices.

COMPENSATION COMMITTEE REPORT

  I. Executive Compensation Policy

     OVERVIEW. The Company's executive compensation program in 2002 was designed to attract, retain and motivate highly talented individuals whose abilities are critical to the success of the Company. Compensation policies that attract personnel of this caliber are particularly important for a relatively new public entity like the Company. The Company's compensation program is guided by the following fundamental principles:

     o Compensation of executive officers is based on the level of job responsibility, the performance of the Company and the performance of the individual.

     o  Total   compensation   levels  are  designed  to  be  competitive   with
        compensation paid by organizations of similar stature.

     o Compensation should align the interests of the executive officers with those of the Company's shareholders by basing a significant part of total compensation on the long-term performance of the Common Shares.

     The Company's executive compensation program in 2002 achieved the objectives described above and was a significant factor in attaining a high level of corporate performance and increased shareholder value throughout the year.

     In establishing executive compensation, the various components of compensation are considered collectively in order to properly assess the appropriateness of the Company's program relative to the attainment of its objectives. The

     Company's executive compensation program consists of two key elements: (i) an annual component consisting of base salary and annual bonus and (ii) a long-term component which may consist of stock options, stock appreciation rights, restricted stock and stock awards.

     The Compensation Committee reviewed a variety of factors of historical and projected Company performance in determining executive compensation. In the course of this review, the Compensation Committee considered the Company's long-term compensation goals, the Company's financial performance and the compensation practices of other reinsurers through a review of publicly available information. In reviewing these factors, the Compensation Committee was able to assess the overall performance of the Company and its prospects for the future to establish an acceptable range for executive compensation.

  II. Components Of Executive Compensation

     A. ANNUAL COMPENSATION

     In 2002, annual compensation for executive officers of the Company consisted of two components-base salary and a cash payment under either the Company's Executive Performance Annual Incentive Plan (in the case of Mr. Taranto) or the Company's Annual Incentive Plan (in the case of the other executive officers). The base salary for Mr. Taranto was subject to the terms of his current employment agreement (see "Employment and Change of Control Agreements--Mr. Taranto" below). The base salaries for the other executive officers were determined by the Compensation Committee based on each executive officer's performance and, as previously discussed, the Company's performance and the range of compensation of executive officers with similar responsibilities in comparable companies.

     Annual bonuses paid to executive officers under the Annual Incentive Plan and the Executive Performance Annual Incentive Plan are a significant element of the executive compensation program. Under the Annual Incentive Plan, the Company may make cash payments each year to employees who hold positions of significant responsibility and/or whose performance or potential contribution, in the judgment of the Compensation Committee, will contribute materially to the success of the Company and/or its subsidiaries. The Annual Incentive Plan is designed to provide incentive to those employees, to reward their accomplishments, to motivate future accomplishments, and to aid in attracting and retaining employees of the caliber necessary for the continued success of the Company. The Compensation Committee has discretion to determine the amounts of individual awards under the Annual Incentive Plan based on such criteria and factors as the Compensation Committee in its sole discretion may determine and after considering recommendations made by the Chief Executive Officer of the Company. The aggregate amount available for all awards each year is determined annually by the Compensation Committee based upon performance goals established by the Compensation Committee. The determination of individual awards is subjective in nature and is influenced by the Compensation Committee's perception of the importance of an individual's contributions to the overall success of the Company. To evaluate corporate performance, the Compensation Committee considered the following factors related to the Company's 2002 financial results: after-tax operating income, return on equity and earnings growth.

     The Compensation Committee has arrived at total compensation for each of the Designated Executive Officers that it believes is appropriate to the Company's performance and their individual contributions.

     The Executive Performance Annual Incentive Plan was approved by the Company's shareholders on May 20, 1999. Each year the Compensation Committee selects executive officers of the Company and its subsidiaries who will be eligible that year to participate in the Executive Performance Annual Incentive Plan. Currently, only Mr. Taranto, the Company's Chairman and Chief Executive Officer, is a participant (see "Chief Executive Officer Compensation" below). Each year, the Compensation Committee establishes in writing objective performance goals for each participant, which, if attained, will entitle such participant to specific award amounts that will be paid to each participant. Each participant's performance is measured by any of the following performance criteria: net income before or after taxes, operating income before or after taxes, premiums earned, earnings per share, return on shareholders' equity, return on assets, appreciation in and/or maintenance of the price of the Common Shares or any other publicly traded securities of the Company, comparisons with various stock market indices, market share, statutory combined ratio, expense ratio, reductions in costs and expense growth, or gross or net premium growth. The Compensation Commit-tee establishes an objective method by which award amounts are calculated under the plan. The maximum award amount any one participant may be awarded in one year is $2 million. The Compensation Committee, in its sole discretion, may eliminate or reduce but not increase any award determination. The plan provides that the total amount of awards granted to all participants in any one year may not exceed 10% of the Company's average annual income before taxes for the preceding five years.

     B. LONG-TERM COMPENSATION

     In 2002, the Company's long-term incentive program for executive officers was implemented by means of the 2002 Stock Incentive Plan. Awards under this plan are intended to reinforce management's long-term perspective on corporate performance and provide an incentive for key executives to remain with the Company for the long-term.

     Awards under the 2002 Stock Incentive Plan are a significant element of the Company's executive compensation program. Compensation derived from share ownership provides a strong incentive to increase shareholder value, since the value of this compensation is determined by changes in the price of the Common Shares over the term of each award. Awards under the 2002 Stock Incentive Plan may take the form of stock options, stock appreciation rights, restricted stock or stock awards. Stock options, the principal form of long-term incentive compensation under the 2002 Stock Incentive Plan, encourage retention because they carry a five-year vesting period and, if not exercised, are generally forfeited if the employee leaves the Company before retirement. In addition, stock options, granted at the fair market value on the date of grant and with terms not to exceed 10 years, are designed to keep management and professional employees oriented to growth over the long-term and not simply to short-term profits. Awards are granted subjectively at the discretion of the Compensation Committee based on a variety of factors, including a recipient's demonstrated past and expected future performances as well as a recipient's level of responsibility with the Company and his or her ability to affect shareholder value.

     Since the institution of the 1995 Stock Incentive Plan and through December 31, 2002, the Compensation Committee has granted employees 2,880,700 options to purchase Common Shares under the 1995 Stock Incentive Plan. In 2002, the Compensation Committee granted 475,000 options to purchase Common Stock under the 2002 Stock Incentive Plan, which was approved by the shareholders at the 2002 Annual General Meeting. Awards granted to the Company's Designated Executive Officers during 2002 are summarized under the captions "Options/SARs Grants in Last Fiscal Year" and "Summary Compensation Table" above. When granting these awards, the Compensation Committee took into account prior grants to these individuals under the 1995 Stock Incentive Plan and determined that the 2002 grants were appropriate and in the best interests of the Company.

     The Company does not have a long-term cash bonus plan in effect and currently intends to rely on the 2002 Stock Incentive Plan as the sole means of long-term compensation, believing compensation in the form of share ownership increases long-term value for the shareholders while compensating individual employees for superior performance.

  III. Deductibility Cap On Executive Compensation

     Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), limits the ability of a publicly-held company to take a tax deduction for annual compensation in excess of $1 million paid to its chief executive officer or to any of its four other most highly paid executive officers. However, compensation is exempt from this limit if it qualifies as "performance-based compensation." To preserve this deduction, the Company has designed its incentive plans to constitute "performance-based compensation" and not be counted toward the $1 million limit. However, the 2002 Stock Incentive Plan does allow for the Compensation Committee, in its sole discretion, to grant awards under the plans which do not constitute "performance-based compensation." In the event that certain awards are granted which are not intended to constitute "performance-based compensation," the awards will not be subject to the share limitations applicable to a single individual. Although the Compensation Committee will consider deductibility under section 162(m) with respect to the compensation arrangements for executive officers, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since Company objectives may not always be consistent with the requirements for full deductibility, the Company and the subsidiaries may enter into compensation arrangements under which payments would not be deductible under section 162(m).

  IV. Chief Executive Officer Compensation

     In 2002, Mr. Taranto's compensation was based on the terms of his Employment Agreement with the Company and Everest Re (see "Employment and Change of Control Agreements--Mr. Taranto" below) and consisted of base salary and non-qualified stock options as set forth in that section. The Compensation Committee also approved a $1,600,000 cash payment to Mr. Taranto under the Executive Performance Annual Incentive Plan for fiscal year 2002 (see "Summary Compensation Table" and "Annual Compensation" above). This performance-based award was calculated as a function of the Company's actual operating earnings per share in 2002 in accordance with a formula previously established by the Compensation Committee.

     Kenneth J. Duffy             John R. Dunne             Martin Abrahams

     AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed with management, which has primary responsibility for the financial statements, and with Pricewaterhouse Coopers LLP, the Company's independent auditor, the audited financial statements for the year ended December 31, 2002 (the "Audited Financial Statements"). In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee also has discussed with management of the Company and with PricewaterhouseCoopers LLP such other matters and received such assurances from them as the Committee deemed appropriate.

     The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, and has discussed with that firm its independence. The Audit Committee has considered whether the performance by PricewaterhouseCoopers LLP of the non-audit services disclosed under "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining their independence.

     Based on the foregoing review and discussions and relying thereon, the Audit Committee has recommended to the Company's Board of Directors the inclusion of the Audited Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

     The fees billed to the Company by PricewaterhouseCoopers LLP and its worldwide affiliates in 2002 are as follows:

     Audit Fees: The aggregate fees billed for professional services rendered by the independent auditors for the audit of the Company's financial statements as of and for the year ended December 31, 2002 and the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the year were $1,120,818.

     Financial Information Systems Design and Implementation Fees: The aggregate fees billed for financial information systems design and implementation rendered by the independent auditors during 2002 were $0.

     All Other Fees: The aggregate fees billed by the independent auditors during 2002 for non-audit and non-information systems related services were $525,076, of which $291,944 was attributable to tax compliance and none of which was attributable to tax preparation.

     PricewaterhouseCoopers LLP used no leased employees on the Company's audit engagement.

     Martin Abrahams           Kenneth J. Duffy             John R. Dunne

PERFORMANCE GRAPH

     The following Performance Graph compares cumulative total shareholder returns on the Common Shares (assuming reinvestment of dividends) from October 3, 1995 (when the Company's shares were first listed on the NYSE) through December 31, 2002, with the cumulative total return of the Standard & Poor's 500 Index and the Standard & Poor's Insurance (Property and Casualty) Index.

                COMPARISON OF 87 MONTH CUMULATIVE TOTAL RETURN*
                AMONG EVEREST RE GROUP, LTD., THE S&P 500 INDEX
                AND THE S&P PROPERTY & CASUALTY INSURANCE INDEX

                              [LINE CHART OMITTED]

                                                         Cumulative Total Return*
                                   --------------------------------------------------------------------
                                   10/03/1995  12/95  12/96   12/97  12/98  12/99   12/00  12/01  12/02
EVEREST RE GROUP, LTD.                 100      119    147     213    202    117     376    373    293
S&P 500                                100      106    130     174    224    271     246    217    169
S&P INSURANCE (PROPERTY-CASUALTY)      100      106    129     188    176    131     204    188    167

* $100 INVESTED ON 10/3/95 IN STOCK OR ON 9/30/95
  IN INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

RETIREMENT PLAN

     All the executive officers of the Company, with the exception of Mr. Bennett, participate in the Everest Reinsurance Company Retirement Plan (the "Retirement Plan") and in the Supplemental Retirement Plan (the "Supplemental Plan"), both of which are defined benefit pension plans. As an employee of Bermuda Re, Mr. Bennett is not eligible to participate in the Retirement Plan and Bermuda Re does not maintain a defined benefit retirement plan. The Retirement Plan is a tax-qualified plan that determines benefits under a formula that takes into account a participant's years of continuous service and final average earnings with Everest Re and certain affiliates, including during the period of affiliation with the Prudential Insurance Company of America ("Prudential"). The Supplemental Plan is a non-qualified plan that provides benefits that would otherwise be provided under the Retirement Plan formula but for the application of certain limitations on tax-qualified benefits under the Code. The Retirement Plan and the Supplemental Plan are similar to the tax-qualified and supplemental pension plans of Prudential in which the executive officers and other employees of the Company and Everest Re participated prior to the Company's initial public offering. The following table shows the estimated annual pension benefits payable at normal retirement age to a participant under the Retirement Plan and the Supplemental Plan who attains the earnings and service classifications indicated under the plans.

FINAL AVERAGE EARNINGS                             YEARS OF CONTINUOUS SERVICE
----------------------                           -------------------------------

                          5           10            15           20            25             30              35
                      --------     --------     --------     ---------     ----------     ----------     ----------
 $  250,000           $ 23,571     $ 47,142     $ 70,713     $  94,284     $  117,855     $  129,806     $  141,756
    300,000             28,571       57,142       85,713       114,284        142,855        157,306        171,756
    350,000             33,571       67,142      100,713       134,284        167,855        184,806        201,756
    400,000             38,571       77,142      115,713       154,284        192,855        212,306        231,756
    450,000             43,571       87,142      130,713       174,284        217,855        239,806        261,756
    500,000             48,571       97,142      145,713       194,284        242,855        267,306        291,756
    750,000             73,571      147,142      220,713       294,284        367,855        404,806        441,756
  1,000,000             98,571      197,142      295,713       394,284        492,855        542,306        591,756
  1,250,000            123,571      247,142      370,713       494,284        617,855        679,806        741,756
  1,500,000            148,571      297,142      445,713       594,284        742,855        817,306        891,756
  1,750,000            173,571      347,142      520,713       694,284        867,855        954,806      1,041,756
  2,000,000            198,571      397,142      595,713       794,284        992,855      1,092,306      1,191,756
  2,250,000            223,571      447,142      670,713       894,284      1,117,855      1,229,806      1,341,756
  2,500,000            248,571      497,142      745,713       994,284      1,242,855      1,367,306      1,491,756
  2,750,000            273,571      547,142      820,713     1,094,284      1,367,855      1,504,806      1,641,756
  3,000,000            298,571      597,142      895,713     1,194,284      1,492,855      1,642,306      1,791,756

     Benefits shown in the table above are computed as a single-life annuity and reflect a reduction to recognize in part Everest Re's cost of social security benefits. A participant's "final average earnings" under the Retirement Plan will be his or her average annual "earnings" under the plan during the 72 consecutive months of continuous service in which the participant received the greatest amount of earnings out of the final 120 months of continuous service. For this purpose, "earnings" generally includes the participant's base salary, cash bonus payments under the Chief Executive Officer's Bonus Plan, which has been terminated, the Executive Performance Annual Incentive Plan and, for participants who held positions equivalent to or senior to that of department vice president when that position existed, cash payments under the Company's Annual Incentive Plan. With respect to cash payments made under the Annual Incentive Plan through December 31, 1999, "earnings" did not include amounts in excess of 50% of salary or $275,000, whichever was greater. Moreover, "earnings" does not include any other compensation set forth in the Summary Compensation Table. Final average earnings and earnings will be determined under the Supplemental Plan in the same manner as under the Retirement Plan, except that a participant's earnings are not subject to the limitations under the Code. "Continuous service" under the Retirement Plan and Supplemental Plan will be the number of years and months worked for Everest Re and certain affiliates, including during the period of affiliation with Prudential.

     The years of continuous service for Mr. Taranto, Mr. Gallagher, Mr. Limauro and Mr. Shoemaker to be taken into account under the Retirement Plan and Supplemental Plan (rounded to the nearest year), as of April 1, 2003, are 8, 28, 30 and 2, respectively. Final average earnings for Mr. Taranto, Mr. Gallagher, Mr. Limauro and Mr. Shoemaker to be taken into account as of April 1, 2003 are $2,178,931, $681,846, $333,883 and $164,405, respectively.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS--MR. TARANTO

     On July 15, 1998, the Company entered into an employment agreement with Mr. Taranto (the "Employment Agreement"). The Employment Agreement became effective on January 1, 2000 and was amended on April 20, 2001 to extend his term of employment from December 31, 2001 to March 31, 2004 unless sooner terminated in accordance with its terms. The Employment Agreement provides for a base salary of $1,000,000 per year and states that Mr. Taranto is eligible to participate in the Executive Performance Annual Incentive Plan. Upon entering into the Employment Agreement in July 1998, Mr. Taranto received non-qualified options under the Company's 1995 Stock Incentive Plan to purchase 150,000 Common Shares as a sign-on bonus. Upon execution of the April 20, 2001 amendment extending the term of his employment, he was granted non-qualified options to purchase 200,000 Common Shares under the same plan.

     In connection with the restructuring of the Company in February 2000, Mr. Taranto's Employment Agreement was amended to state that he would be the Chairman and Chief Executive Officer of the Company after the restructuring and that he would provide services to the Company after the restructuring that were comparable to those required under his Employment Agreement prior to the restructuring. As a result, the Company and Everest Holdings are both parties to the Employment Agreement and have co-extensive rights, powers, duties and obligations. The February 2000 amendment made other conforming changes to the Employment Agreement to reflect the restructuring. When the Company established Everest Global as a new Delaware subsidiary to perform administrative and back-office functions for the Company and its insurance subsidiaries, Mr. Taranto became an employee of that company and Everest Global became a party to the Employment Agreement.

     If the Company terminates Mr. Taranto's employment for "due cause" or if he voluntarily terminates his employment other than for "good reason" (as defined in the Employment Agreement), Mr. Taranto will be entitled to his base salary due him through the date of termination. If the Company terminates Mr. Taranto's employment other than for due cause, or if he voluntarily terminates his employment for good reason, the Company will be obligated to pay him, in addition to all base salary accrued through the date of termination, (i) the aggregate amount of base salary from the date of termination and through the end of the term and (ii) the aggregate bonus amounts due under the appropriate bonus plans or programs through the end of the term.

     In connection with the execution of the Employment Agreement, the Company and Mr. Taranto also entered into a Change of Control Agreement dated as of July 15, 1998. The Change of Control Agreement provides that if within one year after the occurrence of a material change (as defined in the agreement) Mr. Taranto terminates his employment for any reason, or if the Company terminates Mr. Taranto's employment for any reason other than for due cause (as defined in the agreement), then (a) all of Mr. Taranto's outstanding stock options granted under the Company's stock plans shall immediately vest and become exercisable;
(b) Mr. Taranto shall receive a cash payment equal to the lesser of (i) 2.99 multiplied by Mr. Taranto's annual compensation for the most recent taxable year ending prior to the date of the material change less the value of Mr. Taranto's gross income in the most recent taxable year ending prior to the date of a material change attributable to Mr. Taranto's exercise of stock options, stock appreciation rights and other stock-based awards granted Mr. Taranto by the Company and (ii) 2.99 multiplied by Mr. Taranto's "annualized includible compensation for the base period" as that phrase is defined in Section 280G(d) of the Code; (c) Mr. Taranto shall continue to be covered under the Company's medical and dental insurance plans for a period of three years from the date of termination; and (d) Mr. Taranto shall receive "Special Retirement Benefits" in an amount that will equal the retirement benefits he would have received had he continued in the employ of the Company for three years following his termination under the Everest Reinsurance Retirement Plan and any supplemental, substitute or successor retirement plans adopted by the Company. In the event that the benefits Mr. Taranto receives under the Change of Control Agreement cause Mr. Taranto to receive a "Parachute Payment" within the meaning of Section 280G of the

Code, Mr. Taranto's benefits will be reduced to an amount that is one dollar less than the amount that would cause a Parachute Payment. If an award made under the Change of Control Agreement nevertheless results in an assessment against Mr. Taranto of a "Parachute Tax" pursuant to Section 4999 of the Code, Mr. Taranto shall be entitled to receive an additional amount of money that would put him in the same net tax position had no Parachute Tax been incurred. The Change of Control Agreement will terminate on the earliest of (i) one year following a material change; (ii) termination by Mr. Taranto of his employment with the Company under circumstances not following a material change; (iii) the Company's termination of Mr. Taranto's employment for due cause; or (iv) March 31, 2004, or any date thereafter, with 60 days written notice.

     In connection with the restructuring, Mr. Taranto entered into an amendment to his Change of Control Agreement which provides that transactions with respect to the Company after the restructuring will trigger benefits under the agreement to the same extent as transactions with respect to Everest Holdings prior to the restructuring. Changes were also made in the Change of Control Agreement to take into account the establishment of Everest Global and Mr. Taranto's employment by that company.

EMPLOYMENT AGREEMENT--MR. BENNETT

     On April 24, 2002, Bermuda Re entered into an employment agreement with Mr. Bennett under which he is to serve as the Managing Director and Chief Executive Officer of Bermuda Re from May 1, 2002 until May 1, 2003. The agreement provides for an annual salary of $270,400, plus $5,000 per month as a housing allowance. Mr. Bennett is also eligible to participate in the Company's Annual Incentive Plan, which is entirely discretionary in nature and which may be amended or terminated by the Company at any time. He is also a participant in the Senior Executive Change of Control Plan. (See "Other Change of Control Arrangements").

     Pursuant to the employment agreement, Mr. Bennett was granted options under the Company's 1995 Stock Incentive Plan to purchase 20,000 Common Shares. The options will vest ratably over a five-year period. Also pursuant to the employment agreement, Mr. Bennett is receiving medical insurance, dental insurance and group life insurance and is participating in a qualified defined contribution plan.

     If Bermuda Re terminates Mr. Bennett's employment prior to May 1, 2003 for reasons other than misconduct or a breach of Bermuda Re's policies, a separation payment equivalent to one year's salary will be made and a reasonable allowance will be provided to move his personal possessions back to the United Kingdom. Bermuda Re may terminate Mr. Bennett's employment for cause as defined in the employment agreement at any time during the term of the agreement without prior notice.

OTHER CHANGE OF CONTROL ARRANGEMENTS

     The Company established a Senior Executive Change of Control Plan (the "Change of Control Plan"), effective September 28, 1998. The Change of Control Plan is administered by the Compensation Committee, which selects participants from among the senior executives of the Company and its subsidiaries. Among others, the Compensation Committee has selected Mr. Gallagher, Mr. Limauro and Mr. Bennett to participate in the plan.

     The Change of Control Plan provides that if within two years after the occurrence of a material change (as defined in the plan) a participant terminates his or her employment for good reason (as defined in the plan) or the Company terminates the participant's employment for any reason other than for due cause (as defined in the plan), then (a) all of the participant's outstanding stock options granted under the Company's stock plans shall immediately vest and become exercisable for three months following termination of employment; (b) all restrictions on the participant's restricted stock awarded under the Company's stock plans shall immediately terminate and lapse;
(c) the participant shall receive a cash payment equal to the participant's average salary and annual incentive bonus for the three most recent taxable years (or such shorter period as may be applicable) multiplied by a number between 2 and 2.99 determined by the Compensation Committee (for Mr. Gallagher the number is 2.99 and for Mr. Limauro and Mr. Bennett the number is 2); (d) the participant shall continue to be covered under the Company's medical and dental insurance plans for a period of two years from the date of termination; and (e) the participant shall receive "special retirement benefits" in an amount that will equal the retirement benefits he or she would have received under the Everest Reinsurance Retirement Plan and any supplemental, substitute or successor plans adopted by the Company had he or she continued in the employ of the Company for a period following termination determined by the Compensation Committee. For Mr. Gallagher, the period is the greater of 3 and the number of years necessary to credit service to his 55th birthday, and for Mr. Limauro and Mr. Bennett, the period is 2 years.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2002, the Compensation Committee was comprised of Kenneth J. Duffy, Martin Abrahams and John R. Dunne, all of whom are Non-Employee Directors of the Company and none of whom is or has been an officer of the Company.

CERTAIN TRANSACTIONS WITH DIRECTORS

     One of the Company's directors, William F. Galtney, Jr., is the President of Gallagher Healthcare Insurance Services, Inc. ("GHIS"), a wholly-owned subsidiary of Arthur J. Gallagher & Co. ("Gallagher"). In 2002, Everest Re paid brokerage commissions to Gallagher of $1,181,870.

     In 2002, GHIS entered into Program Administrator Agreements with Everest National and Mt. McKinley Managers ("the Everest Companies") as underwriting manager for Everest Indemnity. Under these agreements, policies are placed by GHIS with the Everest Companies and reinsured by Transatlantic Reinsurance
Company, which then reinsures up to 100% of the assumed risk with Sunrise Professional Indemnity, Ltd., a Cayman reinsurance company owned by WFG Interests, LLC, which is owned by Mr. Galtney. Under these agreements, in 2002, the Company recorded $85,483,571 in gross written premiums and paid related commissions and fees of $6,795,528 to GHIS.

     GHIS was the producing agent for workers' compensation, general liability and automobile risks written by the Everest Companies for the Rural/Metro Corporation. In 2002, the Company recorded $19,764,672 in gross written premiums in connection with this program and paid related commissions to GHIS of $932,545.

     Gallagher Bassett Services, Inc. ("Gallagher Bassett"), a Gallagher affiliate, provides claims services for the Rural Metro program mentioned above and for Everest Indemnity's All Risks program. In 2002, the Company paid fees to Gallagher Basset of $434,268.

     In 2003, Everest Indemnity, through Mt. McKinley Managers, expects to write a liability program for which J.P. Woods Co., Inc., a Gallagher affiliate, will receive an estimated brokerage fee of $900,000.

     Everest National had a business relationship with WorkCare Northwest, Inc. ("WorkCare Northwest"), a company in which Edward B. Galtney, William Galtney's brother, holds a 50% interest. In 2002, Everest National paid commissions in the amount of $828,720 to WorkCare Northwest for insurance agency services as a program administrator. This program was cancelled as of July 1, 2001 and is currently in run-off. It is expected that no material commissions will be paid to WorkCare Northwest in 2003.

               PROPOSAL NO. 2--APPOINTMENT OF INDEPENDENT AUDITORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2003 AND THE AUTHORIZATION OF THE BOARD OF DIRECTORS ACTING BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS TO SET THE FEES FOR THE INDEPENDENT AUDITORS. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

     The Company's independent auditors have been appointed each year at the Annual General Meeting of Shareholders pursuant to the Board's recommendation, which in turn was based on the recommendation of the Audit Committee. For the 2003 Annual General Meeting, and in accordance with the Sarbanes-Oxley Act, the Audit Committee, has evaluated the performance and independence of PricewaterhouseCoopers, LLC and has recommended to the shareholders their appointment as the Company's independent auditors for the year ending December 31, 2003. In making its recommendation, the Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. Representatives of PricewaterhouseCoopers LLP will be present at the 2003 Annual General Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders.

             PROPOSAL NO. 3--APPROVAL OF THE EVEREST RE GROUP, LTD.
               2003 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE EVEREST RE GROUP, LTD. 2003 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN TO BE EFFECTIVE UPON SHAREHOLDER APPROVAL. PROXIES GIVEN BY SHAREHOLDERS OF RECORD WILL BE SO VOTED UNLESS THE SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES. PROXIES GIVEN BY BENEFICIAL HOLDERS TO SHAREHOLDERS OF RECORD MAY NOT BE SO VOTED UNLESS BENEFICIAL HOLDERS SPECIFY A VOTE FOR APPROVAL IN THEIR PROXIES.

     This summary of the material terms of the Plan is qualified in its entirety by the full text of the Plan, a copy of which is set forth as Appendix A to this Proxy Statement.

DESCRIPTION OF PLAN

GENERAL

     On February 25, 2003, the Board adopted the Plan, subject to approval by the Company's shareholders. The Plan will become effective immediately upon approval by the shareholders and, if approved, will continue in effect until terminated by the Board. The Board has approved the Plan, and is recommending it to the shareholders for their approval, because the Board believes it is important for non-employee directors to have an equity interest in the Company. The purpose of the Plan is to benefit the Company, its subsidiaries, and its shareholders by enhancing the Company's ability to attract and retain experienced and knowledgeable directors and to encourage such directors to increase their proprietary interest in the Company through ownership of shares.

     The total number of shares reserved for issuance under the Plan is 500,000. Any shares allocated to an award under the Plan that expires, lapses, is forfeited or terminated for any reason without issuance of the shares (whether or not cash or other consideration is paid to the participant in respect of such shares) will be available for new awards to be granted under the Plan. The shares with respect to which awards may be made under the Plan may be shares that are currently authorized but unissued, or to the extent permitted by applicable law, currently held or subsequently acquired by the Company including shares purchased in the open market or in private transactions.

     The Plan provides for the grant of non-qualified stock options ("Options") and retainer awards ("Retainer Awards") to non-employee directors. As of March 1, 2003, four directors of the Company were eligible to receive awards under the Plan. Upon Mr. Weber's election as a director at the Annual General Meeting, he also will become eligible to receive awards under the Plan.

PLAN ADMINISTRATION

     The  Plan  will  be   administered   by  a  committee  of  the  Board  (the
"Committee"), the members of which shall be designated by the Board. The Committee shall initially be the full Board. If the Board designates a Committee that is less than the full Board, the Committee shall not include directors eligible to receive awards under the Plan. The Committee has the authority to grant and amend any type or combination of types of awards permitted under the Plan.

     The Committee may delegate all or any portion of its responsibilities or powers under the Plan to persons selected by it, provided, however, that the Committee may not delegate discretionary authority with respect to substantial decisions or functions regarding the Plan or awards.

STOCK OPTIONS

     The Committee may grant Options to non-employee directors to purchase shares. The purchase price of shares under each Option must be based on the fair market value of a share on the date the Option is granted. Options grant-ed under the Plan will be exercisable in accordance with the terms established by the Committee. The full purchase price of each share purchased upon the exercise of any Option must be paid at the time of exercise. No more than 10,000 shares may be issued for Options to any one eligible director in any calendar year.

     The Committee, in its discretion, may impose such conditions, restrictions and contingencies on shares acquired pursuant to the exercise of an Option as the Committee determines to be desirable. The number of shares subject to an Option and any other restrictions that are deemed appropriate by the Committee for a particular award to particular eligible directors, or in particular circumstances, will be included in the individual award document reflecting the grant of the award to the recipient and setting forth specific terms and conditions of the Option (the "Award Agreement").

     Except as otherwise provided by the Committee, if a director's date of termination occurs for a reason other than death, disability or removal for cause, the holder of the stock option may exercise the stock option at any time within a period of one year after such termination to the extent the stock option was exercisable on the date of such termination. If the director's date of termination occurs by reason of death or disability, the director (or estate as the case may be) may exercise the stock option at any time within a period of three years after the date of such termination to the extent the stock option was exercisable on the date of such termination. An Option shall expire immediately upon a director's removal for cause. In no event, however, may any stock option be exercised by any person after its expiration date.

RETAINER AWARDS

     Each Plan year, the non-employee directors shall be entitled to elect to be granted a stock-based "Retainer Award" for the year in lieu of receiving all or a portion of their applicable retainer fees in cash. The Retainer Award shall be in the form of shares having a fair market value equal to the retainer fee that would otherwise be paid in cash. No more than 5,000 shares may be issued for Retainer Awards to any one eligible director in any calendar year.

     If a director becomes an eligible director during a Plan year on a date other than the first day of the Plan year, the director shall be entitled to elect to be granted a Retainer Award for the remainder of the year in lieu of receiving all or a portion of the applicable retainer fees which would otherwise be paid in cash.

     Shares awarded as Retainer Awards shall be fully vested as of the date of grant.

PAYMENT PROVISIONS

     The Plan permits the payment of the Option exercise price in cash, or, at the Committee's discretion, by the tender, by actual delivery or by attestation, of the equivalent value of shares valued at their fair market value, or with a combination of such shares and cash, subject to and in compliance with applicable law. However, shares may only be used for such purpose, if they have been held by the participant for at least six months (or such other period as may be required by the Committee) and meet any other requirements established by the Committee.

CHANGE IN CONTROL

     In the event of a "Change in Control" of the Company, as discussed below, any outstanding Options under the Plan shall fully vest on the date of such Change in Control. In addition, the Committee may, in its sole discretion, recommend that the Board take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of participants:

     o offer to purchase any outstanding award made pursuant to the Plan from the holder for its equivalent cash value, as determined by the Committee, as of the date of the Change of Control; or

     o make adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interests of participants following such Change of Control.

     Any such action approved by the Board shall be conclusive and binding on the Company and all participants.

     For purposes of the Plan, a Change of Control shall mean the occurrence of any of the following:

     o A tender offer or exchange offer the effect of which is to take over and control the affairs of the Company, and such offer is consummated for the ownership of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities.

     o The Company is merged or consolidated with another corporation and, as a result, less than seventy-five percent (75%) of the outstanding voting securities of the resulting corporation shall then be owned in the aggregate by the former shareholders of the Company other than affiliates.

     o The Company transfers substantially all of its assets to another corporation or entity that is not its wholly owned subsidiary.

     o Any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities, and the effect of such ownership is to take over and control the affairs of the Company.

     o As the result of a tender offer, merger, consolidation, sale of assets, or contested election, or any combination of such transactions, the persons who were members of the Board immediately before the transaction cease to constitute at least a majority thereof.

AMENDMENT AND TERMINATION

     The Board may at any time amend, suspend or discontinue the Plan, in whole or in part, provided that no such amendment shall increase any of the share limitations nor shall it permit the Committee to grant an Option with an exercise price below fair market value on the date of grant. The Committee may at any time alter or amend any or all Award Agreements under the Plan to the extent permitted by law, but no such alteration or amendment shall impair the rights of any holder of an award without the holder's consent.

ADJUSTMENTS

     The Plan contains provisions relating to adjustments of the terms of outstanding awards to reflect changes in the Company's capitalization or shares or the occurrence of specified events. The number of shares that may be acquired under the Plan, the maximum number of shares that may be delivered pursuant to awards, and such other terms as are necessarily affected by such specified events are subject to adjustment in the event of a stock dividend, stock split, recapitalization, merger, consolidation (whether or not the Company is the surviving corporation), reorganization, combination or exchange of shares or similar events.

TRANSFERABILITY

     Except as otherwise provided by the Committee, awards under the Plan will only be transferable to the extent designated by the participant by will or by laws of descent and distribution.

REGISTRATION

     Following approval by the shareholders, the Company intends to register the shares issued under the Plan with the SEC.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     Each of the non-employee directors of the Company and the nominee to the Board has a direct interest in the approval of the Plan, which will make additional Common Shares available to non-employee directors.

UNITED STATES INCOME TAX CONSEQUENCES OF THE PLAN

     The following paragraphs provide a summary of the material U.S. federal income tax consequences of the Plan based upon current laws and regulations. These laws and regulations are subject to change. This summary does not address state, local or foreign tax consequences to which a participant in the Plan may be subject. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them under the Plan.

     NON-QUALIFIED STOCK OPTIONS

     The grant of a non-qualified stock option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

     The exercise of a non-qualified stock option through the delivery of previously acquired stock will generally be treated as a non-taxable, like-kind exchange as to the number of shares surrendered and the identical number of shares received under the option. That number of shares received will take the same basis and, for capital gains purposes, the same holding period as the shares that are surrendered. The value of the shares received upon such an exchange that are in excess of the number of shares surrendered will be includible as ordinary income to the participant at the time of exercise. The excess shares will have a new holding period for capital gain purposes and a basis equal to the value of such shares determined at the time of exercise.

     RETAINER AWARDS

     A participant who has elected to receive a Retainer Award in lieu of receiving retainer fees in cash will realize ordinary income at the time of grant in an amount equal to the then fair market value of those shares. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of grant.

     TAX DEDUCTION

     The Company is not subject to U.S. income taxes. However, if an award is granted to a participant employed by a subsidiary that is a U.S. taxpayer, the subsidiary will be entitled to a deduction equal to the amount of income includible in the participant's income.

     CHANGE IN CONTROL

     Any acceleration of the vesting of an Option award under the Plan in the event of a Change in Control of the Company may cause part or all of the consideration involved to be treated as an "excess parachute payment" under the Code, which may subject the participant to a 20% excise tax and preclude deduction by a subsidiary.

     PLAN BENEFITS

     The following table sets forth grants of options made under the Plan, which shall be effective upon the approval of the Plan by the shareholders:

              NEW EVEREST RE GROUP, LTD. 2003 NON-EMPLOYEE DIRECTOR
                        EQUITY COMPENSATION PLAN BENEFITS

                                                    NUMBER OF SHARES AWARDED AND
POSITION                         DOLLAR VALUE ($)    UNDERLYING OPTIONS GRANTED
--------                         ----------------   ----------------------------
All current executive officers,          0                        0
as a group

All current directors who are not        0                        0
executive officers, as a group

Each nominee for director who            0                        0
is not a current director

All employees who are not current        0                        0
executive officers, as a group

               INFORMATION REGARDING PLANS AND OTHER ARRANGEMENTS
                     NOT SUBJECT TO SECURITY HOLDER ACTION

     The following table summarizes, as of December 31, 2002, information about compensation plans under which securities of the Company are authorized for issuance:

                            EQUITY COMPENSATION PLANS

                                                                                       NUMBER OF SECURITIES
                                                                                       REMAINING AVAILABLE
                                  NUMBER OF SECURITIES                                 FOR FUTURE ISSUANCE
                                   TO BE ISSUED UPON           WEIGHTED-AVERAGE            UNDER EQUITY
                                      EXERCISE OF             EXERCISE PRICE OF         COMPENSATION PLANS
                                  OUTSTANDING OPTIONS,       OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES
                                   WARRANTS AND RIGHTS        WARRANTS AND RIGHTS    REFLECTED IN COLUMN (A))
PLAN CATEGORY                              (A)                        (B)                       (C)
-------------                      -------------------        -------------------    ------------------------
Equity compensation plans             2,407,524                      $41.23                 3,566,645(1)
approved by security holders

Equity compensation plans not            96,000(2)                   $36.22                       -0-
approved by security holders

Total                                 2,503,524                      $41.09                 3,566,645


----------
(1) Includes shares available under the Everest Re Group, Ltd. 2002 Stock Incentive Plan, which permits the granting of stock options, stock appreciation rights, restricted stock and stock awards. Also includes shares available under the Everest Re Group, Ltd. 1995 Stock Option Plan for Non-Employee Directors (formerly known as the Everest Reinsurance Holdings, Inc. 1995 Stock Option Plan for Non-Employee Directors).

(2)  As of December 31, 2002, the Company had in place the following  individual
     compensation   arrangements  with  non-employee  directors  that  were  not approved by Company shareholders:

     On April 1, 1999, each of the non-employee directors was granted a stock option award covering 6,500 Common Shares at an exercise price of $30.625 per share, which was the fair market value of the shares on the date of grant. The options vest ratably over three years.

     On February 23, 2000, each of the non-employee directors was granted a stock option award covering 7,500 Common Shares at an exercise price of $25.3438 per share, which was the fair market value of the shares on the date of grant. The options vest ratably over three years.

     On September 21, 2001, each of the non-employee directors was granted a stock option award covering 10,000 Common Shares at an exercise price of $48.01 per share, which was the fair market value of the shares on the date of grant. The options vest ratably over three years.

                         MISCELLANEOUS--GENERAL MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of the forms it has received and written representations that no other reports were required, the Company believes that, with the exception of Mr. Shoemaker, all of its Designated Executive Officers, directors and greater than ten percent beneficial owners have filed with the SEC on a timely basis all required forms with respect to transactions during fiscal year 2002. Keith Shoemaker was late in his initial Form 3 filing and in filing a Form 4 to report the September 26, 2002 option grant.

SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL GENERAL MEETING OF SHAREHOLDERS

     To be considered for inclusion in the Company's Proxy Statement relating to the 2004 Annual General Meeting of Shareholders, a shareholder proposal must be received by the Secretary of the Company in proper form at the Company's registered office at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda no later than December 13, 2003.

     The proxy solicited by the Board relating to the 2004 Annual General Meeting of Shareholders shall confer discretionary authority to vote on a shareholder proposal if the Secretary of the Company receives notice of that proposal after February 26, 2004.

     Shareholders who intend to nominate persons for election as directors at general meetings must comply with the advance notice procedures set forth in the Bye-Laws of the Company in order for such nominations to be properly brought before that general meeting. These advance notice procedures require that written notice of a shareholder's intent to make such a nomination at the 2004 Annual General Meeting of Shareholders must be received by the Secretary of the Company between November 13, 2003 and December 13, 2003.

PROXY SOLICITATIONS

     The expense of this proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or facsimile by directors or officers who are employees of the Company without additional compensation. In addition, Georgeson Shareholder Communications, Inc. will provide solicitation services to the Company for a fee of approximately $5,000 plus out-of-pocket expenses. The firm will solicit proxies by personal interview, telephone, telegraph and mail. The Company will, on request, reimburse shareholders of record who are brokers, dealers, banks or voting trustees, or their nominees, for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of the shares they hold of record.

TRANSFER AGENT AND REGISTRAR

     The Company has appointed EquiServe Trust Company, N.A. to serve as transfer agent, registrar and dividend paying agent for the Common Shares. Correspondence relating to any share accounts or dividends should be addressed to:

         EquiServe Trust Company, N.A.
         Shareholder Services
         P.O. Box 43010
         Providence, Rhode Island 02940-3010
         (800) 446-2617

     All transfers of certificates for Common Shares should also be mailed to the above address.

                                       By Order of the Board of Directors
                                       Joseph A. Gervasi
April 11, 2003                         SECRETARY

                                   APPENDIX A


                             EVEREST RE GROUP, LTD.
               2003 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN

SECTION 1.  ESTABLISHMENT AND PURPOSE

     The Everest Re Group, Ltd. 2003 Non-Employee Directors Equity Compensation Plan (the "Plan") has been established by Everest Re Group, Ltd., a Bermuda company (the "Company"), to promote the interests of the Company and its shareholders by enhancing the Company's ability to attract and retain the services of experienced and knowledgeable directors and by encouraging such directors to acquire an increased proprietary interest in the Company through the ownership of Common Shares. The Common Shares can be acquired through grants of stock in lieu of cash-based retainer fees and through grants of Option Awards.

SECTION 2.  DEFINITIONS

     The following terms, used herein, shall have the meaning specified:

     (a) "AWARD" means the Retainer Award or an Option Award granted to any Eligible Director under the Plan.

     (b) "AWARD DATE" means the date on which an Award under the Plan is granted.

     (c) "AWARD AGREEMENT" means an agreement described in Section 8 hereof entered into between the Company and a Participant, setting forth the terms and conditions applicable to the Award granted to the Participant.

     (d) "BOARD" means the Board of Directors of the Company as it may be comprised from time to time.

     (e) Unless otherwise defined in an Award Agreement, "CAUSE" shall mean any one of the following: (i) the willful engaging by the Participant in continuing or repeated conduct which is demonstrably and materially injurious to the Company or its affiliates, (ii) commission by the Participant of an act that involves theft, fraud or dishonesty (whether or not involving the Company, its affiliates or Participant's duties at or relating to the Company or its affiliates), (iii) the Participant's continuing or repeated material failure to abide by or comply with the internal policies or procedures of the Company or its affiliates (as may be applicable to Directors) or any non-compete or confidentiality agreement with the Company or its affiliates, or (iv) conviction of any crime that constitutes a felony (whether or not involving the Company, its affiliates or the Participant's duties at or relating to the Company or its affiliates).

     (f) "CHANGE IN CONTROL" shall be as defined in Section 10.

     (g) "CODE" means the Internal Revenue Code of 1986, and any successor statute, and the regulations promulgated thereunder, as it or they may be amended from time to time.

     (h) "COMMITTEE" means the Committee as defined in Section 12.

     (i) "COMMON SHARES" means common shares of the Company, par value $.01 per share, or any security of the Company issued in substitution, exchange or lieu thereof.

     (j) "DATE OF TERMINATION" means the last day on which a Participant serves as a Director.

     (k) "DIRECTOR" means a member of the Board.

     (l) "EFFECTIVE DATE" means the Effective Date as defined in Section 12(e).

     (m) "ELIGIBLE DIRECTOR" means each Director who is not an Employee of the Company.

     (n) "EMPLOYEE" means officers and employees of the Company or a Subsidiary, and excludes directors who are not also officers or employees of the Company or a Subsidiary. "Employee" includes consultants and advisors that provide bona fide services (other than services as a director) to the Company or a Subsidiary, provided that such services are not in connection with the offer or sale of securities of the Company or a Subsidiary in a capital-raising transaction.

     (o) "EXCHANGE ACT" means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

     (p) "EXERCISE PRICE" means a purchase or exercise price established by the Committee at the time an Option is granted.

     (q) "FAIR MARKET VALUE" means, unless otherwise provided in the Award Agreement, the average of the highest and lowest sale price of Common Shares as reported on the Composite Transaction Tape of the New York Stock Exchange (or on such other exchange, if any, on which the Common Shares are traded) on the relevant date, or if no sale of Common Shares are reported for such date, the next preceding day for which there is a reported sale. If Common Shares are not traded on any such exchange, Fair Market Value shall be as determined in the Award Agreement, or as may be determined in good faith by the Committee. In no event, shall the Fair Market Value be less than the prevailing par value of a Common Share to be issued under the Plan.

     (r) "OPTION" means a non-qualified stock option Award granted under the Plan that entitles the Participant, for a certain period of time, to purchase Common Shares at an Exercise Price established by the Committee.

     (s) "PARTICIPANT" means any Eligible Director who has been granted an Award pursuant to this Plan.

     (t) "PLAN YEAR" shall mean each calendar year, with the first Plan Year beginning on the Effective Date and ending on December 31, 2003.

     (u) "RETAINER FEE" means the annual compensation fee for services to be rendered as a Director to be paid to each Eligible Director as determined annually by the Board in its sole discretion. Such fees are to be paid in cash, or in stock at the election of each Eligible Director as provided in Section 5 of this Plan, on a quarterly basis (or other period as may be determined by the Board). Cash payments will become payable as of the last business day of the applicable Plan Year quarter. For Retainer Fees to be paid in the form of stock, the payment date shall be the first business day of the next following Plan Year quarter.

     (v) "SECTION 16" means Section 16 of the Exchange Act, and any successor statutory provision, and the rules promulgated thereunder, as it or they may be amended from time to time.

     (w) "SUBSIDIARY" means any corporation in which the Company, directly or indirectly, controls 50% or more of the total combined voting power of all classes of such corporation's common equity.

SECTION 3.  ELIGIBILITY

     Persons eligible for Awards under the Plan shall consist solely of Eligible Directors.

SECTION 4.  AWARDS

     The Eligible Directors shall be eligible to receive any of the types of Awards enumerated in Sections 5 or 6, either singly, in tandem or in combination with other types of Awards, as provided herein or as the Committee may in its sole discretion determine. Retainer Awards shall only be granted if the Eligible Director elects to waive cash payment of all or a portion of the applicable Retainer Fees.

SECTION 5.  RETAINER AWARDS

     (a) For each Plan Year, each Director who is an Eligible Director on the first day of that Plan Year shall be entitled to elect to be granted a stock-based "Retainer Award" for the year in lieu of receiving all or a portion of the Retainer Fee in cash. The Retainer Award shall be in the form of Common Shares having a Fair Market Value (as determined on the last day of the applicable Plan Year quarter) equal to the Retainer Fee that would otherwise be paid in cash.

     (b) If a Director becomes an Eligible Director during a Plan Year, on a date other than the first day of the Plan Year, he shall be entitled to elect to be granted a Retainer Award for the remainder of the year in lieu of receiving all or a portion of the applicable Retainer Fee. The Retainer Award shall be in the form of Common Shares having a Fair Market Value (as determined on the last day of the applicable Plan Year quarter) equal to the Retainer Fee, subject to a pro-rata reduction to reflect the portion of the Plan Year prior to the date on which he becomes an Eligible Director.

     (c) Common Shares awarded under this subsection 5(a) shall be fully vested as of the date of grant.

SECTION 6.  DISCRETIONARY OPTION AWARDS.

     (a) DISCRETIONARY OPTION AWARDS. The Committee may at any time, and from time to time, in its sole discretion, grant an Eligible Director an Option Award (a "Discretionary Option Award"), which shall be subject to the terms and conditions set forth in subsections (b) and (c) below.

     (b) TERMS OF OPTION AWARDS.

     (1) An Option Award shall entitle the Director to purchase Common Shares at an Exercise Price equal to the greater of: (i) 100% of the Fair Market Value of Common Shares as of the Award Date; or (ii) the par value of a Common Share.

     (2) Unless otherwise provided by the Committee, the Option Award granted to an Eligible Director shall become exercisable with respect to one-third of the shares covered by the Option on the first anniversary of the date of grant and with respect to an additional one-third of the shares covered by the Option on each subsequent anniversary; provided, however, that such portion of the Option shall become exercisable only if such Director's Date of Termination does not occur prior to the foregoing vesting dates. Notwithstanding any provision of the Plan to the contrary, the foregoing vesting schedule shall be subject to acceleration in the event of the Participant's death, disability (as may be determined by the Committee) or in the event of a Change in Control.

     (3) An Option Award shall expire on the earlier of: (i) the ten-year anniversary of the Award Date (ii) the three-year anniversary of the Director's Date of Termination if termination occurs due to the Director's death or disability, (iii) the Date of Termination, if such termination of service occurs due to removal for Cause, or (iv) the one-year anniversary of the Director's Date of Termination if the termination of service occurs for reasons other than as listed in subsections (ii), or (iii). No Option shall be exercisable following a Director's Date of Termination except to the extent that the Option is exercisable prior to, or becomes exercisable as of, such Date of Termination.

     (c) PAYMENT OF OPTION EXERCISE PRICE. The payment of the Exercise Price of an Option granted under this Section 6 shall be subject to the following:

     (1) Subject to the following provisions of this subsection 6(c), the full Exercise Price for Common Shares purchased on the exercise of an Option shall be paid at the time of such exercise.

     (2) The Exercise Price of Common Shares subject to the Option may be paid in cash. At the discretion of the Committee, the purchase price may also be paid by the tender, by actual delivery or by attestation, of Common Shares owned for at least six months by the holder of the Option (the value of such Common Shares shall be the Fair Market Value on the date of exercise), through a combination of Common Shares and cash, or through such other means as the Committee determines are consistent with the Plan's purpose and subject to and in compliance with applicable law. No fractional Common Shares will be issued or accepted.

SECTION 7.  COMMON SHARES AND OTHER SHARE-BASED AWARDS AVAILABLE UNDER PLAN

     (a) The Common Shares which may be issued pursuant to an Award under the Plan may be shares currently authorized but unissued or currently held or subsequently acquired by the Company or its subsidiaries, including shares purchased in the open market or in private transactions.

     (b) Subject to the adjustment provisions of Section 9 hereof, the maximum aggregate number of shares that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 500,000 Common Shares and the maximum number of shares that may be granted to any one Eligible Director in a single calendar year shall be 10,000 shares pursuant to Option Awards and 5,000 shares pursuant to Retainer Awards.

     (c) To the extent that any Common Shares covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the Common Shares are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of Common Shares available for delivery under the Plan and they shall again be available under the Plan.

     (d) If the Exercise Price of any Option granted under the Plan is satisfied by tendering Common Shares to the Company (by either actual delivery or by attestation), only the number of Common Shares issued net of the Common Shares tendered shall be deemed delivered for purposes of determining the maximum number of Common Shares available for delivery under the Plan.

     (e) For the purposes of computing the total number of Common Shares granted under the Plan, each Option shall be deemed to be the equivalent of the maximum number of Common Shares that may be issued upon exercise of the particular Option. Additional rules for determining the number of Common Shares granted under the Plan may be adopted by the Committee, as it deems necessary and appropriate.

     (f) No fractional Common Shares shall be distributed under the Plan and, instead, the Fair Market Value of such fractional share shall be distributed in cash, with the Fair Market Value determined as of the date the fractional share would otherwise have been distributable. For purposes of the foregoing sentence, if more than one Award or type of Award under the Plan is to be distributed in Common Shares on a single date, such Common Shares shall be aggregated prior to determining the number of whole and fractional shares to be distributed.

SECTION 8.  AWARD AGREEMENTS

     Each Option Award under the Plan shall be evidenced by an Award Agreement setting forth the number of Common Shares subject to the Award and such other terms and conditions applicable to the Award, as determined by the Committee, not inconsistent with the terms of the Plan and applicable law. The Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to as the Award Agreement regardless of whether any Participant signature is required. In the event that the Committee requires that the Participant execute and return the Award Agreement, no person shall have any rights under the Award unless and until the Participant to whom such Award shall have been granted shall have properly executed and delivered to the Company the Award Agreement; provided, however, the execution and delivery of such an Award Agreement shall not be a precondition to the granting of such Award. By executing the Award Agreement, or submitting an option exercise form (whether or not the Award Agreement required execution) a Participant shall be deemed to have accepted and consented to any action taken under the Plan by the Committee, the Board or their delegates.

     (a) Award Agreements shall include the following terms:

     (1) NON-ASSIGNABILITY. Unless otherwise specifically provided for by the Committee, a provision that no Option, while vested or unvested, or any other Award, while unvested, be assignable or transferable except by will or by the laws of descent and distribution and that, during the lifetime of a Participant, the Award shall be exercised, if exercisable, only by such Participant or by his or her guardian or legal representative.

     (2) TERMINATION OF SERVICES. A provision describing the treatment of an Award in the event of the death, disability or other termination of a Participant's service with the Company, including but not limited to terms relating to the vesting, time for exercise, forfeiture or cancellation of an Award in such circumstances. Participants who terminate service prior to the satisfaction of applicable conditions and restrictions associated with their Award(s) may be entitled to such Award(s) as and to the extent determined by the Committee.

     (3) RIGHTS AS A SHAREHOLDER. A provision that a Participant shall have no rights as a shareholder with respect to any Common Shares covered by an Award until the date the Participant becomes the holder of record. Except as provided in Section 9 hereof, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment.

     (4) MINIMUM EXERCISE. No Option may be exercised for less than the lesser of 50 Common Shares or the full number of shares of Common Shares for which the Option is then exercisable.

     (b) OTHER TERMS. Award Agreements may include such other terms as the Committee may determine are necessary and appropriate to effect an Award to the Participant, including, but not limited to, the term of the Award, vesting provisions, any requirements for continued service with the Company, any other restrictions or conditions (including performance requirements) on the Award and the method by which restrictions or conditions lapse, the effect on the Award of a change in control of the Company, the price, amount or value of Awards, and the terms, if any, pursuant to which a Participant may elect to defer the receipt of cash or Common Shares under an Award.

SECTION 9.  ADJUSTMENT PROVISIONS

     (a) In the event of any change in the outstanding shares of Common Shares by reason of a stock dividend or split, recapitalization, merger or consolidation (whether or not the Company is a surviving corporation), reorganization, combination or exchange of Common Shares or other similar corporate changes or an extraordinary dividend paid in cash or property, the number of Common Shares (or other securities) then remaining subject to this Plan, and the maximum number of shares that may be issued annually to anyone pursuant to this Plan, including those that are then covered by outstanding Awards, shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased and the price for each share then covered by an outstanding Award shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced and the price for each share then covered by an outstanding Award shall be proportionately increased.

     (b) In the event the adjustments described in clauses (i) and (ii) of subsection (a) of this Section 9 are inadequate to ensure equitable treatment of any Award holder, then, to the extent permissible under applicable law, the Committee shall make any further adjustments as it deems necessary to ensure equitable treatment of any holder of an Award as the result of any transaction affecting the securities subject to the Plan or as is required or authorized under the terms of any applicable Award Agreement.

     (c) The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other capital structure of its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Shares or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

SECTION 10.  CHANGE OF CONTROL

     In the event of a "Change in Control" of the Company (defined below), in addition to any action required or authorized by the terms of an Award Agreement, the Committee may, in its sole discretion, recommend that the Board take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of Participants:

     (a) offer to purchase any outstanding Award made pursuant to this Plan from the holder for its equivalent cash value, as determined by the Committee, as of the date of the change of control; or

     (b) make adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants following such change of control.

     Any such action approved by the Board shall be conclusive and binding on the Company and all Participants.

     (c) For purposes of this Section, a "Change of Control" shall mean the occurrence of any of the following:

     (1) A tender offer or exchange offer whereby the effect of such offer is to take over and control the affairs of the Company, and such offer is consummated for the ownership of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities.

     (2) The Company is merged or consolidated with another corporation and, as a result of such merger or consolidation, less than seventy-five percent (75%) of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former shareholders of the Company, other than affiliates within the meaning of the Exchange Act or any party to such merger or consolidation.

     (3) The Company transfers substantially all of its assets to another corporation or entity that is not a wholly owned subsidiary of the Company.

     (4) Any person (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities, and the effect of such ownership is to take over and control the affairs of the Company.

     (5) As the result of a tender offer, merger, consolidation, sale of assets, or contested election, or any combination of such transactions, the persons who were members of the Board of the Company immediately before the transaction, cease to constitute at least a majority thereof.

SECTION 11.  GENERAL RESTRICTIONS

     Delivery of Common Shares or other amounts under the Plan shall be subject to the following:

     (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Common Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

     (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Common Shares, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

SECTION 12.  OPERATION AND ADMINISTRATION

     (a) ADMINISTRATION.

     (1) The Plan and all Awards granted pursuant thereto shall be administered by a committee of the Board (the "Committee"), which shall initially be the full Board. The full Board shall remain as the Committee until such time, and times, as the Board, in its sole discretion, designates a lesser number of Board members to serve as the Committee. If the Board designates a Committee of less than the full Board, such Committee shall not include Eligible Directors. If the Committee is made up of less than the full Board, or for any other reason determined by the full Board, the full Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

     (2) The Committee shall have the authority and discretion to interpret and administer the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to determine the terms and provisions of any Award Agreement made pursuant to the Plan. All questions of interpretation with respect to the Plan, the number of Common Shares or other security, or rights granted and the terms of any Award Agreements, including the timing, pricing, and amounts of Awards, shall be determined by the Committee, and its deter-mination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and this Plan, the terms of this Plan shall govern.

     (3) Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to the officers or employees of the Company and its Subsidiaries the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Awards thereunder, including, but not limited to, decisions regarding the timing, eligibility, pricing, amount or other material terms of such Awards. Any such delegation may be revoked by the Committee at any time.

     (4) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

     (b) UNFUNDED PLAN. The Plan shall be unfunded. Neither the Company, a Subsidiary, nor the Board shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, a Subsidiary, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.

     (c) LIMITS OF LIABILITY.

     (1) Any liability of the Company or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

     (2) Neither the Company nor a Subsidiary, nor any member of the Board or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan except as may be expressly provided by statute.

     (d) RIGHTS OF PARTICIPANTS. Nothing contained in this Plan or in any Award Agreement (or in any other documents related to this Plan or to any Award or Award Agreement) shall confer upon any Participant any right to continue in the service of the Company or a Subsidiary or constitute any contract or limit in any way the right of the Company or a Subsidiary to change such person's compensation or other benefits or to terminate the service of such person with or without cause.

     (e) DURATION. The Board adopted the Plan subject to the approval of the shareholders of the Company at the Company's 2003 Annual General Meeting of its shareholders on May 22, 2003. The date of such shareholder approval shall be the "Effective Date" of the Plan. The Plan shall remain in effect until all Awards under the Plan have been exercised or terminated under the terms of the Plan and applicable Award Agreements, provided, however, that Awards under the Plan may only be granted within ten years from the Effective Date of the Plan.

     (f) FORM AND TIME OF ELECTIONS. Any election required or permitted under the Plan shall be in writing, and shall be deemed to be filed when timely delivered to the Secretary of the Company. Any election to receive a Retainer Award in lieu of cash shall be irrevocable after it is filed with respect to the Plan Year for which it is filed, and such election shall remain in effect and be irrevocable with respect to any future Plan Year unless a new election with respect to such Plan Year is filed in accordance with rules established by the Committee, in which case such new election shall be irrevocable with respect to such Plan Year.

     (g) ACTION BY COMPANY. Any action required or permitted to be taken by the Company shall be by resolution of the Board, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board or (except to the extent prohibited by the provisions of Rule 16b-3, applicable local law, the applicable rules of any stock exchange, or any other applicable rules) by a duly authorized officer of the Company.

     (h) GENDER AND NUMBER. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

SECTION 13.  AMENDMENT AND TERMINATION

     The Board may at any time amend, suspend or discontinue the Plan, in whole or in part; provided, however, that no amendment by the Board shall increase any limitations set forth in Section 7 nor shall it permit any Options to be awarded at Exercise Prices below Fair Market Value without approval of the shareholders. The Committee may at any time alter or amend any or all Award Agreements under the Plan to the extent permitted by law, but no such alteration or amendment shall impair the rights of any holder of an Award without the holder's consent. Adjustments pursuant to Section 9 shall not be subject to the foregoing limitations of this Section 13.

                             EVEREST RE GROUP, LTD.

                     ANNUAL GENERAL MEETING OF SHAREHOLDERS
                       WEDNESDAY, MAY 22, 2003, 11:00 A.M.
                              ROYAL PAVILION HOTEL
                          PORTERS, ST. JAMES, BARBADOS




                           \/ FOLD AND DETACH HERE \/
--------------------------------------------------------------------------------


                                      PROXY

                             EVEREST RE GROUP, LTD.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P
R         The undersigned hereby appoints J.V. Taranto,  S.L. Limauro,  and J.A.
O Gervasi, and each of them, as proxies of the undersigned, each with full X power to act without the others and with full power of substitution, to Y vote all the Common Shares of EVEREST RE GROUP, LTD. held in the name of the undersigned at the close of business on March 27, 2003, at the Annual General Meeting of Shareholders to be held on May 22, 2003, at the Royal Pavilion Hotel, Porters, St. James, Barbados at 11:00 a.m. (local time), and at any adjournment or postponement thereof, with all the powers the undersigned would have if personally present, on the matters set forth hereon in accordance with any directions given by the undersigned and, in their discretion, on all other matters that may properly come before the Annual General Meeting, all in accordance with the accompanying Notice and Proxy Statement, receipt of which is acknowledged.

          YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

EVEREST RE GROUP, LTD.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8523
EDISON, NJ 08818-8523





                              VOTER CONTROL NUMBER
                    ----------------------------------------


                    ----------------------------------------
                YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.
                             (FOR INTERNAL USE ONLY)





                           \/ FOLD AND DETACH HERE \/
--------------------------------------------------------------------------------

     PLEASE MARK YOUR                                                     | 6287
[X]  VOTES AS IN THIS                                                     |
     EXAMPLE.                                                             +---


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

--------------------------------------------------------------------------------
                             EVEREST RE GROUP, LTD.
--------------------------------------------------------------------------------

                                     FOR     WITHHELD

1.   Election of   FOR ALL NOMINEES  [_]        [_]         WITHHOLD
     Directors    LISTED (EXCEPT AS                        AUTHORITY
                    MARKED TO THE                         TO VOTE FOR
                      CONTRARY)                         NOMINEES LISTED


     To elect Martin Abrahams, John R. Dunne and
     John A. Weber as Directors of the Company for a three-year term ending in 2006.

[_]  FOR all nominees except as written above.

2.   To appoint PricewaterhouseCoopers, LLP as the    FOR     AGAINST    ABSTAIN
     Company's independent auditors for the year      [_]       [_]        [_]
     ending December 31, 2003 and authorize the Board of Directors acting by the Audit
     Committee of the Board to set the fees for the independent auditors.

3.   To approve the adoption of the Everest Re        [_]       [_]        [_]
     Group, Ltd. 2003 Non-Employee Director Equity
     Compensation Plan.


In their discretion, upon such other matters as may properly come before the meeting, and any and all adjournments thereof, all in accordance with the accompanying Notice and Proxy Statement, receipt of which is acknowledged.

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Signature:_________________________________________________  Date:______________

Signature:_________________________________________________  Date:______________

Sign exactly as name appears hereon. When signing in a representative capacity, please give full title.